UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)      February 22, 2012

GE Dealer Floorplan Master Note Trust
CDF Funding, Inc.
GE Commercial Distribution Finance Corporation

(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor as specified in their respective charters)

Delaware

(State or Other Jurisdiction of Incorporation

333-115582
333-115582-03
333-130782-02
333-130782
333-158937-01
333-158937	20-1060484 (CDF Funding, Inc.)
(Commission File Number)	(I.R.S. Employer Identification No.)

5595 Trillium Boulevard, Hoffman Estates, Illinois	60192
(Address of Principal Executive Offices)	(Zip Code)

(847) 747-4043

(Registrant’s Telephone Number, Including Area Code)

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement

Issuance of Series 2012-1 Notes

On February 22, 2012, GE Dealer Floorplan Master Note Trust (the “Trust”) issued $750,000,000 of Series 2012-1 Class A Asset Backed Notes (the “Class A Notes”), $15,789,500 of Series 2012-1 Class B Asset Backed Notes (the “Class B Notes”) and $23,684,000 of Series 2012-1 Class C Asset Backed Notes (the “Class C Notes”), described in a Prospectus Supplement dated February 14, 2012 to a Prospectus dated February 13, 2012.

Use of Proceeds — Series 2012-1

The public offering of the Class A Notes was made under the registration statement (the “Registration Statement”) on Form S-3 (File No. 333-158937) filed with the Securities and Exchange Commission on May 1, 2009 (as amended by pre-effective amendment no. 1 on September 2, 2009 and pre-effective amendment no. 2 on April 1, 2010) and declared effective on May 21, 2010.

The public offering of the Class A Notes terminated on February 14, 2012 upon the sale of all of the Class A Notes. An affiliate of the depositor purchased all of the Class B Notes and the Class C Notes. No underwriting discount was paid to the underwriters with respect to the Class B Notes and the Class C Notes purchased by such affiliate. The underwriters of the Class A Notes were Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, SG Americas Securities, LLC and Mischler Financial Group, Inc..

During the period from the effective date of the Registration Statement through the current reporting period, the amount of expenses incurred in connection with the issuance and distribution of the Class A Notes with respect to underwriting commissions and discounts was $1,950,000 for the Class A Notes. After deducting the underwriting commissions and discounts described in the preceding sentence, the net offering proceeds to the Issuer before expenses for the Class A Notes are $748,050,000. Other expenses, including legal fees and other costs and expenses, are reasonably estimated to be $750,000 and net proceeds to the Issuer for the Class A Notes, after deduction of expenses, are reasonably estimated to be $747,300,000. With respect to the payment of these other expenses and costs, all direct or indirect payments were made to persons other than persons who are (a) directors or officers of the Issuer, or (b) owners of 10 percent or more of any class of securities of the Issuer.

The net proceeds to CDF Funding, Inc., after deducting the underwriting commissions and discounts, and expenses above, were used to purchase dealer floorplan receivables from GE Commercial Distribution Finance Corporation, General Electric Capital Corporation, Brunswick Acceptance Company, LLC and Polaris Acceptance, each an affiliate of CDF Funding, Inc. In addition, CDF Funding, Inc. may also use the net proceeds for general corporate purposes, including the payment of those proceeds to its shareholder, which is General Electric Capital Corporation. General Electric Capital Corporation may use the proceeds it receives to repay intercompany debt and for other general corporate purposes. Except as provided in the previous sentence, none of the proceeds were used for payments to (a) any directors or officers of the Issuer or (b) owners of 10 percent or more of any class of securities of the Issuer.

Item 6.05 Securities Act Updating Disclosure

CDF Funding, Inc. designated new accounts to the trust portfolio and transferred the receivables in those accounts to the Trust on February 21, 2012 (the “account addition”). The accounts designated to the trust portfolio on February 21, 2012 had an aggregate principal balance of approximately $285 million as of the close of business on January 31, 2012. The tables set forth in the attached Exhibit 99.1 set forth the composition of receivables in the trust portfolio on a pro forma basis as if the account addition had occurred at the opening of business on February 1, 2012, by various criteria.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits

Exhibit No.	Document Description
4.1	Series 2012-1 Indenture Supplement, dated as of February 22, 2012 (“Series 2012-1 Supplement”), between the Trust and Deutsche Bank Trust Company Americas, as indenture trustee.
99.1	Composition of the Receivables in the Trust Portfolio

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDF FUNDING, INC.
(Registrant)

Dated:	February 28, 2012	By:	/s/ John E. Peak
		Name:	John E. Peak
		Title:	Vice President